UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 16, 2017

QUANTENNA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37927	33-1127317
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3450 W. Warren Avenue
Fremont, California 94538
(Address of principal executive offices)
(510) 743-2260
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 5.03    Amendment to Articles of Incorporation or Bylaws

On August 16, 2017, the board of directors of Quantenna Communications, Inc. (the “Company”) approved the Amended and Restated Bylaws of the Company (the “Bylaw Restatement”), which became effective immediately. The purpose of the Bylaw Restatement was to consolidate into the Bylaws the recent amendment to the Bylaws designating the courts located within the State of Delaware as the exclusive forum for the adjudication of certain legal disputes (the “Forum Selection Amendment”). The Forum Selection Amendment became effective upon its approval by the Company’s stockholders at the Company’s 2017 Annual Meeting held on June 9, 2017. The Bylaw Restatement includes the Forum Selection Amendment as Article X of the Bylaws, renumbers certain sections of the Bylaws and updates cross-references to reflect the addition of the Forum Selection Amendment. No other changes are included in the Bylaw Restatement.
A copy of the Company’s Amended and Restated Bylaws, as now in effect, are attached as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Quantenna Communications, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTENNA COMMUNICATIONS, INC.
Date: August 22, 2017
	By:	/s/ Tom MacMitchell
Tom MacMitchell General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Quantenna Communications, Inc.